Exhibit 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, $0.01 par value, of Asure Software Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 2, 2017

/s/ Daniel M. Gill
Daniel M. Gill

/s/ Gregory M. Barr
Gregory M. Barr

Silver Oak Services Partners, LLC

By:	/s/ Daniel M. Gill
Name: Daniel M. Gill
Its: Managing Partner

Silver Oak Management II, L.P.

By:	Silver Oak Service Partners, LLC
Its:	General Partner

By:	/s/ Daniel M. Gill
Name: Daniel M. Gill
Its: Managing Partner

Silver Oak Services Partners II, L.P.

By:	Silver Oak Management II, L.P.
Its:	General Partner

By:	Silver Oak Services Partners, LLC
Its:	General Partner

By:	/s/ Daniel M. Gill
Name: Daniel M. Gill
Its: Managing Partner

Silver Oak iSystems, LLC

By:	/s/ Daniel M. Gill
Name: Daniel M. Gill
Its: President

iSystems Holdings, LLC

By:	/s/ Daniel M. Gill
Name: Daniel M. Gill
Its: President